As filed with the Securities and Exchange Commission on June 14, 2013

Registration No. 333-188096

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COPYTELE, INC.

(Exact name of registrant as specified in its charter)

Delaware	6794	11-2622630
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

900 Walt Whitman Road

Melville, NY  11747

(631) 549-5900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Berman

President and Chief Executive Officer

CopyTele, Inc.

900 Walt Whitman Road

Melville, NY  11747

(631) 549-5900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send a copy of all communications to:

Michael D. Schwamm, Esq.

Duane Morris LLP

1540 Broadway

New York, New York 10036-4086

 (212) 692-1000

Approximate date of commencement proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer (Do not check if smaller reporting company) [ ]	Smaller reporting company [ x]

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 on Form S-1/A to the Registration Statement on Form S-1 filed with the Commission on April 24, 2013 is being filed solely to file an Exhibit 5.1 legal opinion and to update the Exhibit Index and the other information contained in Part II of the Registration Statement.  The other portions of the Form S-1 are not affected by the changes described above and have not been amended.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses Of Issuance and Distribution.

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the Selling Security Holders. The Selling Security Holders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.  Following is an itemized statement of all expenses in connection with the issuance and distribution of the securities to be registered:

Type	Amount
SEC Registration Fee	$1,565
Legal Fees and Expenses	$40,000
Accounting Fees and Expenses	$79,000
Transfer Agent Fees	$0
Miscellaneous Expenses	$1,435
Total	$122,000

Item 14. Indemnification of Directors and Officers.

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements, actually and reasonably incurred in connection with the defense of any action, suit or proceeding (other than an action by or in the right of the corporation) in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The Company's Certificate of Incorporation, as amended (the “Amended Certificate”) provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, every person who was or is made a party or is threatened to be made a party or is otherwise involved in any action, suit of proceeding by reason of the fact that such person is or was serving as a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith if such person satisfied the applicable level of care to permit such indemnification under the DGCL. The Amended Certificate provides that, subject to any requirements imposed by law or the Company's Bylaws, the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition. The Company's Amended and Restated By-Laws (the “By-Laws”) provide that, if and to the extent required by the DGCL, such an advance payment will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Amended Certificate also provides that a director shall, to the maximum extent permitted by Section 102(b)(7) of the DGCL (or any successor provision), have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Article XIII of the By-Laws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended.

The SEC’s Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons, the registrant has been informed that in the opinion of the Securities and Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

On February 8, 2011, we sold 7,000,000 unregistered shares of our common stock in a private placement to 10 accredited investors, including Denis A. Krusos, the Company’s former Chairman and Chief Executive Officer, Henry P. Herms, the Company’s Chief Financial Officer and a director, and Lewis H. Titterton, Jr. a director and now the current Chairman, and George P. Larounis, former director of the Company, at a price of $0.1786 per share, for proceeds of $1,250,000.  In conjunction with the sale of the common stock, we issued the investors warrants to purchase 7,000,000 unregistered shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock (or 7,000,000 shares of common stock in the aggregate) at the purchase price of $0.1786 per share on or before February 8, 2016.  Certain of the investors are officers and/or directors of the Company and the warrants issued to such persons included a “cashless exercise” provision.

On September 12, 2012,  we completed a private placement with 5 accredited investors, including Lewis H. Titterton, Jr., the Company’s Chairman and then Chief Executive Officer, and Bruce Johnson, a director of the Company (the “Investors”), pursuant to which we sold $750,000 principal amount of 8% Convertible Debentures due 2016 (the “2012 Debentures”).  The 2012 Debentures mature on September 12, 2016, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock, at a price per share of $0.092.  The Company may prepay the 2012 Debentures at any time without penalty upon 30 days prior notice.  The 2012 Debentures also provide for events of default which, if any of them occurs, would permit the principal of and accrued interest on the 2012 Debentures to become or to be declared due and payable, unless the event of default has been cured or the holder of the 2012 Debenture has waived in writing the event of default.  The Company granted the holders customary piggy-back registration rights. In February 2013, $600,000 principal amount of these debentures were converted into 6,521,736 shares of our common stock and an additional 68,116 shares were issued in payment of accrued interest.  In April 2013, the remaining $150,000 principal amount of debentures was converted into 1,663,043 shares of our common stock.

On September 19, 2012, the Board granted stock options to purchase 41.5 million shares.  Of these options, options to acquire 40 million shares were issued to the new management team and have an exercise price of $0.2175.   Twenty million of those options will vest only if certain milestones are met.  The remaining options to acquire 1.5 million shares were issued to Lewis H. Titterton, Jr. the Company’s Chairman, and Kent Williams, a director of the Company and have an exercise price of $0.2225.  For additional information with respect to the options, see “Security Ownership of Certain Beneficial Owners and Management – Equity Compensation Plan Information” above.

On January 25, 2013, we completed a private placement with 20 accredited investors, including Robert A. Berman, the Company’s President, Chief Executive Officer and a director, Dr. Amit Kumar, a consultant and director of the Company, and Bruce Johnson, a director of the Company (the “Investors”), pursuant to which we sold $1,765,000 principal amount of 8% Convertible Debentures due 2015 (the Debentures”) and warrants (the “Warrant”) to purchase 5,882,745 shares of common stock of the Company (the “Warrant Shares”).  The Debentures mature on January 25, 2015, bear interest at the rate of 8% payable quarterly and are convertible into shares (the “Conversion Share”) of our common stock at a price per share of $0.15.  The Company may prepay the Debentures at any time without penalty upon 30 days prior notice, but only if the sales price of the common stock is at least $0.30 for 20 trading days in any 30-day trading period ending no more than 15 days before the Company’s prepayment notice.  We have the option to pay any interest on the debentures in common stock based on the average of the closing prices of  our common stock for the 10 trading days immediately preceding the interest payment date.  If all remaining interest through the maturity date of the debentures is paid in common stock, we would issue an additional 837,919 shares (based on the average closing prices of our common stock for the 10 trading days ending May 31, 2013). We also have the option to pay any interest on the debentures with additional debentures.  If all remaining interest through the maturity date of the debentures that are currently outstanding were paid in the form of debentures, we would issue $256,906 principal of additional 8% convertible debentures. The terms of the debentures preclude the Company from incurring any indebtedness senior to the debentures.

The Debentures contain full ratchet anti-dilution protection which means, that, subject to certain exceptions, if the Company sells shares of common stock (or securities convertible or exchangeable  into common stock) at an effective price of less than $0.15 per share of common stock, the conversion price of the Debentures will be reduced to such lower effective sales price.  The Debentures also provide for events of default which, if any of them occurs, would permit the principal of and accrued interest on the Debentures to become or to be declared due and payable, unless the event of default has been cured or the holder of the Debenture has waived in writing the event of default.  If all of the Debentures are converted, the Company would issue 6,667 shares of common stock for each $1,000 principal amount of Debentures or 11,767,255 shares of its common stock in the aggregate. For each $1,000 principal amount of Debentures, the Company issued a Warrant to purchase 3,333 shares of common stock.  Each Warrant grants the holder the right to purchase the Warrant Shares at the purchase price per share of $0.30 on or before January 25, 2016.  If there is not an effective registration statement covering the Warrant Shares, Warrants may be exercised on a cashless basis.

Pursuant to the Debentures and Warrants, no Investor may convert or exercise such Investor’s Debenture or Warrant if such conversion or exercise would result in the Investor beneficially owning in excess of 4.99% of our then issued and outstanding common stock. A holder may, however, increase this limitation (but in no event exceed 9.99% of the number of shares of common stock issued and outstanding) by providing the Company with 61 days’ notice that such holder wishes to increase this limitation.

In connection with this offering, the Company granted each investor registration rights with respect to the Conversion Shares and the Warrant Shares. The Company is obligated to use its reasonable best efforts to cause a registration statement registering for resale the Conversion Shares and the Warrant Shares to be filed no later than 90 days from the Closing Date and must be declared effective by July 24, 2013. The Company is required to use its reasonable best efforts to keep the registration statement effective until the Conversion Shares and the Warrant Shares can be sold under Rule 144(k) of the Securities Act or such earlier date when all Conversion Shares and the Warrant Shares have been sold publicly; provided, however, the Company shall not be required to keep the registration statement effective for a period of more than three years from the Closing Issuance Date. If a registration statement covering the resale of the Conversion Shares is not filed within the 90-day period (the “Filing Default”), then on the date of the Filing Default and on each monthly anniversary (if the Filing Default has not been cured by such date) until the Filing Default is cured, the Company shall pay in cash to each Debenture holder liquidated damages equal to 1.0% of the aggregate purchase price paid by such holder for such Debentures then held by such holder.  The liquidated damages will apply on a daily pro-rata basis for any portion of a month prior to curing of the Filing Default.  The Company will not be liable for liquidated damages with respect to Warrant Shares.

In connection with this offering we paid The Benchmark Company LLC, as placement agent, a cash placement fee of $41,400 (or 6% of the aggregate purchase price from the investors they introduced to us) and issued to and its designees warrants to purchase 276,014 shares of common stock (or 6% of the aggregate number of shares underlying the Debentures issued to the investors they introduced to us) upon the same terms as the Warrants issued in the offering.

Pursuant to the terms of an Agreement, dated as of October 18, 2012, between the Company and Netgain Financial, Inc. (“Netgain”), on each of October 18, 2012 and January 18, 2013, the Company issued Netgain 125,000 shares of restricted common stock in payment of public relations and communications services. The Company terminated the agreement on April 9, 2013.

On February 15, 2013, the Board of Directors Granted Mr. Titterton non-qualified stock options to purchased 1,000,000 shares of our common stock.  These stock options (i) vest 333,334 shares upon grant, (ii) will vest 666,666 shares in two consecutive annual installments beginning February 15, 2014 and (iii) have an exercise price of $0.235.

Pursuant to the terms of an Agreement, dated as of February 15, 2013, between the Company and Harllon Holdings, LLC (“Harllon”), on April 26, 2013, the Company issued Harllon 125,000 shares of restricted common stock in payment of public relations and communications services.

On March 28, 2013, the Board of Directors granted Messrs. Titterton, Johnson and Williams non-qualified stock options to purchase 400,000, 300,000 and 300,000 shares of our common stock, respectively. These stock options (i) will vest in four equal installments on March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, (ii) will terminate on December 31, 2022 and (iii) have an exercise price of $0.195.

On April 23, 2013 the Company entered into a Common Stock Purchase Agreement with Aspire Capital Fund, LLC, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of the Company’s Common Stock over the two-year term of the agreement. Under the agreement, on April 23, 2013 (i) Aspire Capital purchased 2,500,000 shares of our Common Stock at $0.20 per share, with gross proceeds to the Company of $500,000, and (ii) Aspire Capital was issued 3,500,000 shares of Common Stock as a commitment fee.

Pursuant to the terms of an Agreement, dated as of April 29, 2013, between the Company and Larkin/Volpatt Communications (“Larkin/Volpatt”), on May 6, 2013, the Company issued Larkin/Volpatt 20,000 shares of restricted common stock in payment of public relations and communications services.

The issuances of the securities referred to above (i) were not registered under the Securities Act of 1933, as amended, in reliance on an exemption from registration under Section 3(b) or Section 4(2) of the Act, and Rule 506 promulgated thereunder, based on the fact that all of the investors are “accredited investors,” as such term is defined in Rule 501 of Regulation D and (ii) were not subject to any underwriting discounts or commissions.

Item 16. Exhibits

3.1

Certificate of Incorporation, as amended.  (Incorporated by reference to Form 10-Q for the fiscal quarter ended July 31, 1992 and to Form 10-Q for the fiscal quarter ended July 31, 1997.)

3.2

Amendment to the Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to our Form 10-K for the fiscal year ended October 31, 2012.)

3.3

Amended and Restated By-laws.  (Incorporated by reference to Exhibit 3.1 to our Form 8-K dated November 8, 2012)

4.1

Common Stock Purchase Warrant issued to ZQX Advisors, LLC on August 20, 2009.  (Incorporated by reference to Exhibit 4.1 to our Form 10-K for the fiscal year ended October 31, 2009.)

4.2

Common Stock Purchase Warrant issued to ZQX Advisors, LLC on August 20, 2009.  (Incorporated by reference to Exhibit 4.2 to our Form 10-K for the fiscal year ended October 31, 2009.)

4.3

Registration Rights Agreement, dated as of April 23, 2013, by and between the Company and Aspire Capital Fund, LLC. (Incorporated by reference to Exhibit 4.3 to our Form S-1, dated April 24, 2013.)

5.1

Opinion of Duane Morris LLP  (Filed herewith.)

10.1

CopyTele, Inc. 2003 Share Incentive Plan.  (Incorporated by reference to Exhibit 4 to our Form S-8 dated May 5, 2003.)

10.2

Amendment No. 1 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(e) to our Form S-8 dated November 9, 2004.)

10.3

Amendment No. 2 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006.)

10.4

Amendment No. 3 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006.)

10.5

Amendment No. 4 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(g) to our Form S-8 dated September 21, 2007.)

10.6

Amendment No. 5 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 4(h) to our Form S-8 dated January 21, 2009.)

10.7

Amendment No. 6 to the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.5 to our Form 8-K, dated July 20, 2010.)

10.8

Form of Repricing Letter with respect to Options granted under the CopyTele, Inc. 2003 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated September 11, 2012.)

10.9

CopyTele, Inc. 2010 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated July 20, 2010.)

10.10

Amendment No. 1 to the CopyTele, Inc. 2010 Share Incentive Plan. (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated July 7, 2011.)

10.11

Amendment No. 2 to the CopyTele, Inc. 2010 Share Incentive Plan (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated September 5, 2012).

10.12

Form of Stock Option Agreement under CopyTele, Inc. 2010 Share Incentive Plan (for employee participants).  (Incorporated by reference to Exhibit 10.2 to our Form 8-K dated July 20, 2010.)

10.13

Form of Stock Option Agreement under CopyTele, Inc. 2010 Share Incentive Plan (for director participants).  (Incorporated by reference to Exhibit 10.3 to our Form 8-K dated July 20, 2010.)

10.14

Form of Stock Award Agreement under CopyTele, Inc. 2010 Share Incentive Plan.  (Incorporated by reference to Exhibit 10.4 to our Form 8-K dated July 20, 2010.)

10.15

Form of Stock Option Agreement under CopyTele, Inc. 2010 Share Incentive Plan (time based vesting for employee participants) (Incorporated by reference to Exhibit 4.16 to our Form S-8, dated October 12, 2012.)

10.16

Form of Time Based Stock Option Award Agreement between CopyTele, Inc. and Robert A. Berman, John Roop and Dr. Amit Kumar (Incorporated by reference to Exhibit 4.13 to our Form S-8, dated October 12, 2012.)

10.17

Form of Time Based Stock Option Award Agreement between CopyTele, Inc. and Lewis H. Titterton Jr. and Kent B. Williams (Incorporated by reference to Exhibit 4.14 to our Form S-8, dated October 12, 2012.)

10.18

Form of Performance Based Stock Option Award Agreement between CopyTele, Inc. and Robert A. Berman, John Roop and Dr. Amit Kumar (Portions of Section 12 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated November 15, 2012, File No. 333-184410-CF#28920, granting confidential treatment for portions of Section 12 of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended.) (Incorporated by reference to Exhibit 4.15 to our Form S-8, dated October 12, 2012.)

10.19

Amended and Restated Technology License Agreement, dated May 16, 2008, between CopyTele, Inc. and Videocon Industries Limited.  (Confidential portions have been omitted and filed separately with the Commission.)  (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008.)

10.20

Modification Letter, dated March 11, 2009, from CopyTele, Inc. to Videocon Industries Limited with respect to the Amended and Restated Technology License Agreement, dated May 16, 2008. (Incorporated by reference to Exhibit 10.21 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010.)

10.21

Modification Letter, dated January 13, 2010, from CopyTele, Inc. to Videocon Industries Limited with respect to the Amended and Restated Technology License Agreement, dated May 16, 2008. (Incorporated by reference to Exhibit 10.22 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2010.)

10.22

Modification Letter, dated June 7, 2010, from CopyTele, Inc. to Videocon Industries Limited with respect to the Amended and Restated Technology License Agreement, dated May 16, 2008.  (Incorporated by reference to Exhibit 10.21 to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010.)

10.23

Modification Letter, dated September 9, 2010, from CopyTele, Inc. to Videocon Industries Limited with respect to the Amended and Restated Technology License Agreement, dated May 16, 2008.  (Incorporated by reference to Exhibit 10.22 to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2010.)

10.24

Modification Letter, dated January 12, 2011 from CopyTele, Inc. to Videocon Industries Limited with respect to the Amended and Restated Technology License Agreement, dated May 16, 2008.  (Incorporated by reference to Exhibit 10.26 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2010.)

10.25

Loan and Pledge Agreement, dated November 2, 2007, by and between Mars Overseas Limited and CopyTele International Ltd. (Incorporated by reference to Exhibit 10.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008.)

10.26

Loan and Pledge Agreement, dated November 2, 2007, by and between CopyTele International Ltd. and Mars Overseas Limited. (Incorporated by reference to Exhibit 10.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008.)

10.27

Exclusive License Agreement, dated May 27, 2011, by and between CopyTele and AU Optronics Corp. (Confidential portions have been omitted and filed separately with the Commission.)  (Incorporated by reference to Exhibit 10.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011.)

10.28

License Agreement, dated May 27, 2011, by and between CopyTele and AU Optronics Corp. (Confidential portions have been omitted and filed separately with the Commission.)  (Incorporated by reference to Exhibit 10.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011).

10.29

Notice of Termination, dated January 28, 2013, from CopyTele and AU Optronics Corp. (Incorporated by reference to Exhibit 3.2 to our Form 10-K for the fiscal year ended October 31, 2012)

10.30

Form of Subscription Agreement executed as of February 8, 2011 by and among the Company and each Investor.  (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated February 8, 2011).

10.31

Form of Common Stock Purchase Warrant issued as of February 8, 2011 by the Company to each Investor who were not directors or officers of the Company.  (Incorporated by reference to Exhibit 10.2 to our Form 8-K, dated February 8, 2011).

10.32

Form of Common Stock Purchase Warrant issued as of February 8, 2011 by the Company to directors or officers of the Company.  (Incorporated by reference to Exhibit 10.3 to our Form 8-K, dated February 8, 2011).

10.33

Form of Subscription Agreement executed as of September 12, 2012 by and among the Company and each Investor.  (Incorporated by reference to Exhibit 10.1 to our Form 8-K, dated September 18, 2012).

10.34

Form of Debenture issued as of September 12, 2012 by the Company to each Investor  (Incorporated by reference to Exhibit 10.2 to our Form 8-K, dated September 8, 2012).

10.35

Employment Agreement, dated as of September 19, 2012, between the Company and Robert Berman. (Incorporated by reference to Exhibit 10.35 to our Form 10-K for the fiscal year ended October 31, 2012)  (Portions of Section 4 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated May 3, 2013, File No. 0-11254-CF#29240, granting confidential treatment for portions of Section 4 of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.)

10.36

Employment Agreement, dated as of September 19, 2012, between the Company and John Roop. (Incorporated by reference to Exhibit 10.36 to our Form 10-K for the fiscal year ended October 31, 2012)  (Portions of Section 4 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated May 3, 2013, File No. 0-11254-CF#29240, granting confidential treatment for portions of Section 4 of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.)

10.37

Consulting Agreement, dated as of September 19, 2012, between the Company and Amit Kumar.  (Incorporated by reference to Exhibit 10.37 to our Form 10-K for the fiscal year ended October 31, 2012) (Portions of Section 4 of this exhibit have been redacted and filed separately with the Commission in accordance with a request for, and related Order by the Commission, dated May 3, 2013, File No. 0-11254-CF#29240, granting confidential treatment for portions of Section 4 of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.)

10.38

Form of Subscription Agreement executed as of January 25, 2013 by and among the Company and each Investor.  (Incorporated by reference to Exhibit 10.38 to our Form 10-K for the fiscal year ended October 31, 2012.)

10.39

Form of Debenture issued as of January 25, 2013 by the Company to each Investor.  (Incorporated by reference to Exhibit 10.39 to our Form 10-K for the fiscal year ended October 31, 2012.)

10.40

Form of Common Stock Purchase Warrant issued as of January 25, 2013 by the Company to each Investor.  (Incorporated by reference to Exhibit 10.40 to our Form 10-K for the fiscal year ended October 31, 2012.)

10.41

Common Stock Purchase Agreement, dated as of April 23. 2013, by and between the Company and Aspire Capital Fund, LLC. (Incorporated by reference to Exhibit 10.41 to our Form S-1, dated April 24, 2013.)

21

Subsidiaries of CopyTele, Inc.  (Incorporated by reference to Exhibit 21 to our Annual Report on Form 10-K for the fiscal year ended October 31, 2009.)

23.1

Consent of KPMG LLP.  (Filed herewith.)

23.2

Consent of Duane Morris LLP (included in Exhibit 5.1)

24

Power of Attorney (Previously included on the signature page in Part II of our Form S-1, dated April 24, 2013.)

Item 17. Undertakings.

The undersigned Company hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)

That, for the purpose of determining liability under the Securities Act to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York on this 14 day of June, 2013.

COPYTELE, INC.

Dated: June 14, 2013	By:	/s/ Robert A. Berman
Robert A. Berman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Robert A. Berman

Robert A. Berman

President, Chief Executive Officer

June 14, 2013

and Director (Principal Executive Officer)

By:

/s/ Henry P. Herms

Henry P. Herms

Vice President - Finance,

Chief Financial Officer and

Director (Principal Financial

June 14, 2013

and Accounting Officer)

By:

            *

Lewis H. Titterton Jr.

June 14, 2013

Chairman of the Board

By:

            *

Dr. Amit Kumar

June 14, 2013

Director

By:

            *

Kent B. Williams

June 14, 2013

Director

By:

            *

Bruce F. Johnson

June 14, 2013

Director

* By:  /s/ Robert A. Berman

           (Robert A. Berman)
           (Attorney-in-Fact)

EXHIBIT INDEX

5.1

Opinion of Duane Morris LLP. (Filed herewith.)

23.1

Consent of Independent Registerd Public Accounting Firm. (Filed herewith.)